FACTORING AND SECURITY AGREEMENT

THIS FACTORING AND SECURITY AGREEMENT is made and entered into this 19th day of September, 2008, between **The Singing Machine Company, Inc.,** a Delaware corporation, having its principal place of business at 6601 Lyons Road, Building A-7, Coconut Creek, FL 33073 ("Client"), and **Branch Banking and Trust Company**, a North Carolina corporation having its principal place of business at 317 West High Street, Market Street Tower - 11th Floor, High Point, North Carolina 27260 ("BB&T").

1. Definitions and Rules of Construction.

a. As used in this Factoring and Security Agreement, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural, and vice versa):

"Account" shall have the meaning given to "account" in the UCC and shall include any right of Client to payment for Goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

"Account Debtor" shall mean any Person who is or becomes indebted to Client for Goods sold or services rendered.

"Advance" shall have the meaning ascribed to it in paragraph 5.

"Affiliate" shall mean a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; which beneficially owns or holds 10% or more of any class of the capital stock or other equity securities of such Person; or 10% or more of the capital stock or other equity securities of which is beneficially owned or held by such Person or a subsidiary of such Person.

"Bank" shall mean Branch Banking and Trust Company and its successors and assigns.

"Business Day" shall mean a day that is not a Saturday, Sunday, legal holiday under the laws of the State of North Carolina or a day on which banking institutions located in such state are authorized or required to be closed.

"Client Risk Account" shall mean an Account in respect of which BB&T does not assume or bear the risk of loss, as provided in paragraph 3.

"Client's Regular Credit Terms" shall mean payment terms of net 60 on each Account.

"Collateral" shall have the meaning ascribed to it in paragraph 9.

"Contract Year" shall mean a period commencing each calendar year on the same month and day as the date of this Factoring and Security Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (*i.e.*, the first Contract Year) to commence on the date of this Factoring and Security Agreement.

"Credit Approval" shall mean an approval that is given by BB&T in writing (including by way of Electronic Transmission), prior to a sale of Goods or rendition of services by Client, of the Account Debtor, the terms and conditions of the Client's sale of Goods or rendition of services to the Account Debtor, and the method of payment.

"Dollars" and the sign "$" shall mean lawful money of the United States of America.

"Electronic Transmission" shall mean the transmission of information through electronic data interchange acceptable to BB&T or through any proprietary system of BB&T.

"Event of Default" shall mean the occurrence of any event or condition described in paragraph 12.

"Funds Employed" shall have the meaning ascribed to it in paragraph 11.

"GAAP" shall mean, as of any date of determination, accounting principles referenced as "generally accepted" in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or if such Statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles are consistent in all material respects with those applied at prior dates or for prior periods.

"Goods" shall mean all items of Inventory that are held for sale by Client in the Ordinary Course of Business, including all merchandise, supplies, materials and wares manufactured by Client or held by Client for sale to others.

"Ledger Debt" shall mean any and all amounts now or hereafter owing by Client on any accounts factored or financed by BB&T for other clients.

"Letter-of-Credit Right" shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based upon common law, statute, or contract.

"Net Amount of the Account" shall mean, for any Account, the gross amount of such Account less the sum of (i) all returns, discounts, deductions, credits, and

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allowances of any nature at any time issued, owing, granted or outstanding; (ii) any portion of such Account that represents sales, excise or other taxes; and (iii) any portion of such Account that represents interest, finance charges or late payment fees.

"Obligations" shall mean all loans, indebtedness, liabilities, debit balances, covenants, and duties at any time owed by Client to BB&T or to an Affiliate of BB&T (whether or not evidenced by any note or other Instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, joint or several, now existing or hereafter arising, whether arising under this Agreement, or otherwise, including all Ledger Debt; all interest, commissions, fees, charges, expenses and attorneys' fees for which Client is or hereafter becomes liable to pay or reimburse to BB&T under this Agreement or any other agreement or by law; and any liability Client may at any time have to BB&T as guarantor or surety of the debts of any other Person.

"Ordinary Course of Business" shall mean, with respect to Client, the ordinary course of Client's business as presently conducted on the date of this Factoring and Security Agreement.

"Permitted Liens" shall mean (a) Liens at any time granted in favor of BB&T; (b) statutory liens arising in the Ordinary Course of Business of Client, but only if and for so long as (i) payment in respect of any such Lien is not at the time required or the indebtedness secured by such Lien is being actively contested by Client in good faith and by appropriate and lawful proceedings, (ii) such Liens do not materially detract from the value of the property of Client and do not materially impair the use thereof in the operation of Client's business and (iii) such Liens are at all times subordinate in priority to any Liens in favor of BB&T with respect to the same property; and (c) Liens consented to in writing by BB&T in its discretion, but only to the extent and on the conditions expressly set forth in such writing.

"Person" shall mean an individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated organization, or a government or a department, agency, or political subdivision thereof.

"Prime Rate" shall mean the per annum rate of interest from time to time publicly announced or quoted by Bank as its prime rate of interest, which rate may or may not be the lowest per annum rate of interest charged by Bank. If Bank should cease to exist or to publish or quote a prime rate, then the variable index rate subsequently published or quoted by it in lieu of a prime rate, by whatever name called, shall be used for purposes of defining the Prime Rate hereunder, or, at its sole option, BB&T may select a variable index rate published or quoted by any financial institution having an office in the State of North Carolina for purposes hereof.

"Qualified Jurisdiction" shall mean the United States, Canada and any other jurisdiction hereafter approved in writing by BB&T in its discretion.

"Reserve Account" shall have the meaning ascribed to it in paragraph 4.

"Rider" shall mean a Rider at any time executed by Client and BB&T with reference to this Factoring and Security Agreement.

"Supporting Obligation" shall mean a Letter-of-Credit Right or secondary obligation that supports payment of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

"UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of North Carolina or, when the laws of any other state or jurisdiction govern the method or manner of the creation or perfection of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) as adopted and in force in such state or jurisdiction.

"Warranted Account" shall mean an Account which satisfies all of the following criteria on the date that it arises and which thereafter continues to meet such criteria until it is paid in full: (a) it is due and payable in Dollars in accordance with Client's Regular Credit Terms and is not past due; (b) it is a valid and legally enforceable indebtedness of the Account Debtor and arose from a *bona fide* outright sale of Goods by Client or from the rendition of services by Client, in each case in the Ordinary Course of Business, and, if the Account arises from the sale of Goods, Client has possession of or has delivered to BB&T shipping receipts evidencing the shipment of the Goods, and, if the Account arises from the rendition of services, the services have been fully performed in full compliance with any agreement between Client and the Account Debtor; (c) it is not subject to any dispute or claim by the Account Debtor as to price, terms, quality, quantity, delay in shipment, material, workmanship or performance or any other defense of any kind or character, regardless of whether any such dispute, claim or defense is or ultimately proves to be valid or without merit; (d) the Account Debtor has not made any claim (real or imaginary) with respect to such Account for a credit, setoff, allowance, adjustment, counterclaim, contra account or to any special terms of payment which are not shown on the face of the invoice evidencing such Account, and the Account Debtor has not returned, rejected or refused to accept or retain any of the Goods from the sale from which the Account arose, nor has any partial payment been made thereon; (e) it is not subject to any assignment, claim or Lien of any character, except the security interest in favor of BB&T, and Client has neither made any other sale or assignment thereof nor created or suffered any further Lien therein nor permitted Client's rights therein to be reached by attachment, levy, garnishment or other judicial process; (f) Client has not received any notice of the death, dissolution, termination of existence, appointment of a receiver or other custodian for any part of the property of, assignment for the benefit of creditors by, failure or inability to pay debts as they mature by, or commencement of a case under any bankruptcy or insolvency law by or against the Account Debtor (but upon Client's receipt of any such notice, it will immediately give BB&T written advice thereof); (g) it does not represent a sale or delivery of Goods upon consignment, "guaranteed sale," "sale or return," "payment on reorder," "pack, bill and hold," or similar terms; (h) the invoice for the Account accurately reflects the types and quantities of Goods sold or services rendered and terms of payment of the Account; (i) it is not evidenced by any Document, Instrument, or Chattel Paper and has not been reduced to judgment; (j) it is owing by an Account Debtor located in a Qualified Jurisdiction; and (k) it has received BB&T's Credit Approval and such Credit Approval has not been withdrawn, as provided in paragraph 2.

b. The terms "Chattel Paper," "Instrument," "General Intangible," "Document," "Inventory," "Investment Property," and "Deposit Account" shall have the meaning ascribed to those terms in the UCC.

c. The words "this Agreement" shall mean this Factoring and Security Agreement and each Rider. The terms "herein," "hereof," and "hereunder" and other words of similar import refer to this Factoring and Security Agreement as a whole and not to any particular paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All references in this Agreement to (i) state or federal statutes and related regulations shall include any amendments of same after the date hereof and any successor statutes and regulations; (ii) any instrument or agreement (including this Agreement) shall include all amendments thereto and all restatements, extensions or renewals thereof; (iii) any Person shall mean and include the heirs, successors and permitted assigns of such Person; (iv) BB&T's "discretion" shall mean its sole and absolute discretion; (v) "including" and "include" shall be understood to mean "including, without limitation" and "include, without limitation," respectively; or (vi) "final payment" of the Obligations or any Account shall be understood to mean the full and final payment of the Obligations or such Account, in Dollars, by transfer of cash or immediately available funds or by check or other item of payment that is duly honored by the drawee bank. An Event of Default shall be deemed to exist at all times during the period commencing on the date that such Event of Default occurs to the date on which such Event of Default is waived in writing by BB&T in its discretion or cured to the satisfaction of BB&T. An Account Debtor shall be deemed to be "located" in a Qualified Jurisdiction only if such Account Debtor has its principal office, principal assets, residence and place of organization in such Qualified Jurisdiction.

2. **<u>Appointment of BB&T as Factor; Purchase of Accounts</u>**. Client hereby appoints BB&T as its sole factor with respect to all sales of Goods and rendition of services by Client to Account Debtors located in a Qualified Jurisdiction, and hereby agrees to sell and assign only to BB&T, as absolute owner, all Accounts arising from such sales and services. The sale and assignment of Accounts to BB&T shall vest in BB&T all of Client's rights, securities and guaranties with respect to each Account, including all Supporting Obligations, all rights of stoppage in transit, replevin, reclamation, and all other rights and interests in any Goods sold. All orders for such sales or services shall be submitted by Client to BB&T for Credit Approval prior to shipment of the Goods or rendition of the services so ordered. Any Credit Approval once granted may be withdrawn by BB&T (orally or by written communication to Client) for any reason and at any time prior to receipt of the Goods by the customer or rendition of the services. Any Credit Approval shall be deemed to have been automatically withdrawn if such delivery of the Goods or completion of performance of the services is not made within 30 days after the date specified for such delivery or performance in the terms of sale submitted to BB&T for approval, or, if no delivery or performance date has been specified, within 30 days after the date of the approval of the order. Any Account or portion thereof for freight, samples, or a miscellaneous sale (including the sale of Goods or quantities not regularly sold by Client in the Ordinary Course of Business) shall be at Client's risk, regardless of any Credit Approval. After BB&T's purchase of an Account, Client will not issue or grant any discounts, credits, or allowances to the Account Debtor in respect of such Account. If, in connection with any proposed sale of Goods by Client, BB&T approves such sale, but for an amount less than the total purchase price involved, then any partial payments made by the Account Debtor on the Account arising from such sale may be applied by BB&T first to the extent of the amount of its approval, and Client shall bear the entire risk of loss for any unpaid balance of the Account above BB&T's Credit Approval, which unpaid balance BB&T shall be entitled to charge back to the Reserve Account.

BB&T shall not in any way be liable to Client or any other Person for refusing to give or for withdrawing its Credit Approval as to any order for the sale of Goods or the rendition of services by Client, and may give or withhold any Credit Approval in its discretion.

3. __Services of Factor; Risk of Loss__. BB&T agrees to act as Client's factor and, in such capacity, will render to Client the services of investigating and indicating BB&T's approval or disapproval, as the case may be, of the credit of Client's customers, present and prospective, and of the amount, terms and conditions of and the method of payment for sales or services ordered by such customers from Client. Provided that BB&T shall have given its Credit Approval in accordance with paragraph 2, BB&T shall bear the risk of loss on each Warranted Account if the Account Debtor, after receiving and accepting delivery of the Goods or performance of the services, fails to pay such Warranted Account solely because of its financial inability to pay. BB&T shall not bear or assume the risk of loss and shall have full recourse against Client with respect to any Account purchased by BB&T that (i) is not a Warranted Account at the time of purchase or ceases to be a Warranted Account at any time after purchase, (ii) arose from an order which did not receive BB&T's Credit Approval or with respect to which such Credit Approval is withdrawn, (iii) is not paid when due for any reason other than the Account Debtor's financial inability to pay, or (iv) is owing by an Account Debtor to whom Client makes any sale of Goods or renders any services, whether for cash or on credit, after the date on which BB&T notifies Client that BB&T no longer is willing to accept the credit risk on sales or services to such Account Debtor. Client shall promptly notify BB&T if any Account ceases to qualify as a Warranted Account, whether by reason of any dispute or claim or otherwise, and BB&T shall have the right to charge the Reserve Account for the full amount of any such Account at any time. Client acknowledges and agrees that BB&T shall have the right to settle, compromise or litigate disputes and claims directly with the Account Debtor at Client's expense and upon terms as BB&T may deem advisable in its discretion. Notwithstanding any charge of the amount of any Account to the Reserve Account, BB&T shall retain the Account and any Supporting Obligations or other security therefor as collateral for the Obligations.

4. __Client's Reserve Account; Application of Payments__. BB&T shall establish an account or accounts ("Reserve Account") on its books in Client's name, which BB&T shall credit with the gross amount of each Account purchased by it from Client and which BB&T may debit with all Advances; BB&T's factoring commission; all credits, deductions and discounts allowed to Account Debtors; all sales or other taxes reflected in the invoices for such Account; the amount of each Client Risk Account that is not paid when due; and any or all of the Obligations, including any Ledger Debt (whether or not then due or payable) and any interest, commissions, fees, or charges payable to BB&T hereunder. BB&T may at any time charge back to Client's Reserve Account the purchase price of any Client Risk Account, but any such chargeback shall not be deemed in and of itself to be a reassignment thereof, and Client shall not have the right to demand a reassignment of any such Client Risk Account until final payment of all Obligations. Client shall pay to BB&T any debit balance in the Reserve Account **on demand**. If monies shall be at any time due and owing from an Account Debtor for both Warranted Accounts and Client Risk Accounts, all payments received thereon may be applied by BB&T first in reduction of all Warranted Accounts. Any payments received on account of the Obligations, from whatever source, may be credited by BB&T to such of the Obligations as BB&T in its discretion from time to time elects.

5. __Purchase Price of Accounts; Advances__. The purchase price of each Account purchased by BB&T shall be the Net Amount of the Account calculated on the most favorable

terms given to the Account Debtor. With respect to Accounts that are and remain Warranted Accounts and that arise from the sale of Goods or rendition of services for which Credit Approval has been granted and not withdrawn, the purchase price for each such Account shall be paid by BB&T to Client at Client's request, but in no event shall BB&T be required to pay the purchase price sooner than BB&T's actual receipt of final payment in the full amount of such Account or 120 days after the maturity date shown on the invoice for such Account, whichever is the first to occur. With respect to any other Account, BB&T shall not be required to pay the purchase price thereof unless and until BB&T receives final payment from the Account Debtor of the full amount of such Account. In no event, however, shall BB&T be required to pay the purchase price of any Account if, at the time such payment would otherwise be due, an Event of Default exists under this Agreement or the Reserve Account does not have a credit balance equal to or greater than the purchase price of such Account; and BB&T is authorized, in its discretion, to deduct and withhold from any amount due Client hereunder the amount that BB&T is entitled to debit to the Reserve Account. Prior to the date on which payment of the purchase price is due hereunder, BB&T may in its discretion, at Client's request, make an advance to Client (an "Advance") against the purchase price in an amount up to the balance outstanding to Client's credit in the Reserve Account *less* a reserve equal to one-hundred percent (100%) of all unpaid Accounts purchased by BB&T. BB&T shall have the right to increase said reserve at any time and from time to time if in the discretion of BB&T it is necessary to protect BB&T with regard to any of the Obligations or to protect BB&T against possible loss resulting from Accounts that are or may become Client Risk Accounts. For any Advances made by BB&T to Client hereunder, Client shall pay to BB&T interest at the per annum rate set forth in and computed in accordance with paragraph 11. In making Advances to Client, BB&T shall be entitled to rely upon Client's continuing warranty and representation that no Advance will be requested if Client contemplates filing any petition for relief under the Bankruptcy Code or any other insolvency law.

6. __Factoring Commission__. BB&T shall be entitled to charge the Reserve Account with a factoring commission for each Account, which shall be chargeable on the date that the Account is purchased by BB&T hereunder and which shall be in an amount equal to (a) forty-five one hundredths of one percent (0.45%) of the Net Amount of the Warranted Account as of the date of purchase for Account Debtors located in the United States and (b) such percentage of the Net Amount of the Account (whether a Warranted Account or a Client Risk Account) as may be mutually agreed upon in writing by BB&T and Client for Account Debtors located in any other country hereafter approved by BB&T in its discretion as being a Qualified Jurisdiction. In no event shall Client be entitled to any reduction, credit or offset to the factoring commission payable in respect of any Account purchased by reason of any credit memo issued by Client or other action resulting in any reduction in the Net Amount of the Account or by reason of any chargeback of the Account to Client's Reserve Account. If Client's Regular Credit Terms shall be extended, whether with or without BB&T's approval, then the rate of BB&T's factoring commission shall be adjusted to include an additional rate of one-quarter of one percent (.25%) for each extension of 30 days or portion thereof. Client agrees that all charges computed under this paragraph will be at least zero Dollars ($0.00) per Contract Year during the term of this Agreement and that Client will pay any deficiency **on demand,** but in no event shall the amount charged hereunder exceed the maximum amount that may be charged under applicable law.

7. __Representations, Covenants and Warranties of Client__. To induce BB&T to serve as Client's factor, Client hereby represents, covenants and warrants that: (a) Client is and

shall remain located at the address first above written, and Client will promptly notify BB&T in writing (including by way of Electronic Transmission) at least 30 days prior to any change of address; (b) Client is able to pay, does pay and will continue to pay its debts as they mature in the Ordinary Course of Business; (c) the financial statement last provided BB&T accurately states Client's financial condition and there has not been any material adverse change in the financial condition or business prospects of Client since the date of such financial statement; (d) Client has never carried on business under or used any name other than (if none, so state): none; (e) there are no actions, suits or legal proceedings of any kind or nature (whether civil or criminal) now pending (or, to Client's knowledge, threatened) against Client, the adverse result of which would in any material respect affect the property or financial condition, or threaten the continued operations, of Client; (f) Client shall not create or suffer to exist any Lien, other than a Permitted Lien, upon any of the Collateral or any of its Inventory, whether or not constituting Collateral; (g) Client shall immediately notify BB&T of any disputes or claims concerning any Account and of any returns, repossessions or rejections of Goods sold by Client; (h) Client shall not reroute or reconsign any Goods covered by any Account nor demand the return of any such Goods, nor impede the delivery of such Goods or stop same in transit; (i) Client shall set aside, mark as the property of BB&T and hold in trust for the benefit of BB&T any returned, repossessed or rejected Goods, and shall at its own cost and expense handle, store, repair, repack, resell and reship any or all of such Goods as BB&T in its discretion shall elect and direct; (j) if Client shall sell any Goods to or perform any services for any Account Debtor, whether for cash or on credit terms, who is obligated to BB&T with respect to a Warranted Account that is past due and payable in whole or in part and BB&T has withdrawn Credit Approval for future sales to such Account Debtor, BB&T shall be authorized to treat such Warranted Account as a Client Risk Account that may be charged back to Client's Reserve Account; (k) Client shall comply with all applicable laws in the conduct of its business and in the use, ownership and maintenance of its properties, including all environmental laws and regulations; (l) Client shall qualify to do business and maintain its good standing in the state of its formation and in each other state in which the ownership of its assets or the conduct of its business requires it to be qualified to do business; (m) Client shall not dissolve or cease doing business, or merge or consolidate with any other Person, or acquire all or substantially all of the assets of any other business; and (n) Client shall execute such instruments, agreements and other documents that BB&T may deem necessary or desirable from time to time to perfect or continue the perfection of any security interest of BB&T in any of the Collateral or to give effect to the terms and conditions of this Agreement. Each of the foregoing representations, covenants and warranties shall be deemed continuing and to be reaffirmed on each date that Client assigns any Accounts to BB&T.

8. **Remittances**. If any remittance is made directly to Client in payment of an Account, then Client, as trustee of an express trust created for BB&T's benefit, shall hold such remittances as the property of BB&T, without commingling any such remittance with any funds or property of Client, and shall immediately turn over to BB&T the identical checks, monies, notes, money orders, drafts, acceptances or other forms of remittance received.

9. **Collateral; Offset Rights**. As security for the prompt payment and performance of all Obligations, Client hereby grants to BB&T continuing security interest in all of the following types and items of property of Client, whether now owned or existing or hereafter created or acquired, and wherever located, and in all cash and non-cash proceeds and products of such property (collectively, the "Collateral"): all Accounts, regardless of how such Accounts shall arise or be acquired; all Documents, Instruments, Chattel Paper, General Intangibles

on the date hereof, and shall be payable monthly on the last day of each month, commencing on the last day of the month subsequent to the date of this Agreement. In computing interest hereunder, all checks received by BB&T in payment of Accounts or any of the Obligations shall be credited after allowing one (1) Business Days for collection from the date of deposit. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the rate or amount of interest (including any fees, commissions, and other charges that, under applicable law, may be deemed interest) charged or collected under this Agreement exceed the maximum rate or amount chargeable under applicable law (it being the intent hereof that BB&T not contract for or receive interest in excess of the maximum authorized by applicable law); and, if a court of competent jurisdiction determines that BB&T has charged or collected interest in excess of the highest lawful rate, BB&T shall promptly refund such excess to Client and shall not otherwise be penalized. All interest shall be payable by Client without presentation of a bill and BB&T is authorized to charge same against the Reserve Account. From and after the occurrence of any Event of Default, interest shall accrue on the actual daily sum of Funds Employed at the close of business each day at a variable rate per annum that is equal to the Prime Rate in effect on the close of business on such day plus 1.5%. Interest shall be credited to the Reserve Account, at a variable rate per annum equal to four percent (4%) per annum below the Prime Rate in effect from time to time, on the amount by which the actual daily credit balance, if any, in the Reserve Account for such month exceeds the actual daily Net Amount of the Accounts which have been purchased by BB&T and which remain unpaid during such month. Client shall reimburse BB&T for any expense that BB&T may incur in the performance of this Agreement or may pay on Client's behalf, including legal fees in the administration or enforcement of this Agreement, expenses of mailing and envelopes in sending any invoices to Account Debtors, insurance premiums with respect to any Collateral, amounts paid to discharge any Liens upon the Collateral, wire transfer charges, bank analysis charges or charges for returned items, and any taxes or other governmental charges assessed against any Collateral or payable by Client in connection with any Account; but in no event shall BB&T be obligated to incur or pay any amounts on behalf of Client.

12. Events of Default. An Event of Default shall be deemed to have occurred under this Agreement, and BB&T shall be entitled to take such action as is elsewhere provided herein, if any one or more of the following events or conditions exist or occur: (a) Client shall fail to pay any of the Obligations when due and payable; (b) there shall occur any breach, violation or default in the performance of any covenant, warranty or undertaking in this Agreement or in any other agreement between BB&T and Client (whether or not such breach, violation or default is caused or occasioned by Client, an Account Debtor or others); (c) any representation made by Client in this Agreement or in any instrument, assignment, or other document delivered to BB&T pursuant to the terms hereof shall be false or misleading in any material respect when made; (d) any petition for an order for relief shall be filed by or against Client or any guarantor of the Obligations under any chapter or provision of the federal bankruptcy laws; (e) Client shall suspend its business, make an assignment for the benefit of its creditors or make an offer of settlement, extension or composition to its creditors generally; (f) any receiver, trustee or other custodian shall be appointed for Client or any of its property; (g) any guarantor of the Obligations shall die, dissolve or cease to have legal existence or shall attempt to revoke such guarantor's guarantee unless, in the case of the death of guarantor, Client furnishes to BB&T a satisfactory substitute guarantor or other security suitable to BB&T, in its discretion, within 30 days following such death; (h) any judgment shall be entered against Client, and the amount thereof shall not be paid within 10 days thereafter or a stay of execution in respect of such judgment shall not be in effect; (i) any of the Collateral, or any other property of Client that

is material to its operations in the Ordinary Course of Business, shall be the subject of any attachment, levy, or garnishment; (j) Client shall be in default in the payment or performance of any liability or obligation now or hereunder due or owing from time to time by Client to Bank or to any Affiliate of Bank; (k) an event of default shall occur or exist under any factoring or security agreement between BB&T and any Person who is an Affiliate of Client; or (l) BB&T shall for any other reason deem itself insecure or the Collateral impaired. All rights and remedies hereunder are cumulative and not alternative or mutually exclusive.

13. **Remedies Upon Default**. Upon and after the occurrence of any Event of Default, (a) BB&T may, at its option and without notice or demand of any kind (all of which are hereby expressly waived by Client), declare all of the Obligations to be, and the same shall thereupon become, immediately due and payable (provided that the Obligations shall automatically become due and payable upon the occurrence of an Event of Default described in paragraph 12(d)), (b) BB&T shall be authorized to terminate further performance by it under this Agreement, and (c) BB&T shall have and may exercise from time to time all remedies provided for under this Agreement and all rights and remedies afforded to a secured party under the UCC or otherwise available to BB&T under any other applicable law. Without limiting the generality of the foregoing, BB&T may enforce its security interest in any or all of the Collateral in accordance with the UCC and any other applicable law and/or sue Client and/or any guarantor for the payment of the Obligations. BB&T is hereby granted a perpetual non-exclusive license or other right to use, without charge, Client's labels, patents, copyrights, software, name, trade secrets, trade names, trademarks, packaging materials, brochures, and advertising matter, or any similar property, in completing the production of, advertising or selling any Collateral, and Client's rights under all licenses and all franchise agreements shall inure to BB&T's benefit for such purposes. All remedies available at any time to BB&T shall be cumulative and may be exercised concurrently or on separate occasions. Time is of the essence of this Agreement. All costs and expenses, including attorneys' fees, incurred by BB&T in exercising any right, remedy, power, or privilege under this Agreement or in prosecuting or defending any action, suit or proceeding arising out of or in connection with this Agreement or relating to any Collateral shall become a part of the principal amount of the Obligations and shall be repayable **on demand**.

14. **Power of Attorney**. Client hereby irrevocably makes, constitutes and appoints any officer or agent of BB&T as Client's true and lawful attorney-in-fact, with full power of substitution, in the name of Client or in the name of BB&T, for the use and benefit of BB&T, without notice to Client or any of its representatives, to do or perform at any time, and from time to time, in its discretion any or all of the following: (a) to receive, open and dispose of all mail addressed to Client and, at any time that an Event of Default exists, to cause all mail to be diverted from any post office box of Client to a post office box or other address designated by BB&T; (b) to endorse Client's name on any notes, acceptances, checks, drafts, money orders and other forms of payment may come into BB&T's possession with respect to any Accounts, Instruments, Chattel Paper, or other Collateral and to deposit same and apply them to such of the Obligations as BB&T elects in its discretion; (c) to demand, sue for, collect, and receive monies due or to become due on any and all Accounts, Instruments, Chattel Paper, or other Collateral and to settle, compound, compromise, or extend the time of payment of any Account or other Collateral upon such terms and conditions as BB&T in its discretion deems advisable without in any way affecting or releasing any liability of Client to BB&T; (d) to execute, on behalf of Client, any UCC-1 financing statement naming Client as debtor and BB&T as secured party to perfect any security interest at any time granted by Client in favor of BB&T and any schedules,

assignments, documents, and financing statements which Client is obligated to give BB&T hereunder or which are necessary to perfect, preserve or exercise any right or remedy of BB&T under this Agreement; and (e) to do such other and further acts and deeds in the name of Client which BB&T may deem necessary and desirable to enforce any of the terms of this Agreement or to collect any Account or other Collateral. This power, being coupled with an interest, is irrevocable so long as any of the Obligations shall remain unpaid. Client hereby ratifies and approves any and all acts of BB&T taken pursuant to the foregoing power and hereby agrees that neither the exercise by BB&T nor the failure of BB&T to exercise any of the foregoing powers shall in any way affect Client's liability to BB&T hereunder.

15. **Statement of Account**. At least once each month BB&T shall render to Client a statement of account in the form of a "Client Ledger," which statement shall be deemed correct and accepted by Client and conclusively binding upon Client unless Client takes exception to the statement and so notifies BB&T in writing within 30 days after the date on which BB&T deposits said statement in the United States Mail for delivery to Client.

16. **Examination of Financial Records and Inventory**. BB&T shall have the right at any time or times, during normal business hours and at Client's premises, to inspect, audit, examine, verify and check any or all tangible items of the Collateral and any or all of Client's books, files, records, accounts, original correspondence, shipping documents, and all other papers that BB&T deems relevant to Client's obligations under this Agreement. BB&T shall have the right to make copies of or extracts from any such documents or papers, and Client shall, promptly after BB&T's request therefore, make such documents or papers available to BB&T for such purposes. Client shall annually, at its own expense, furnish BB&T with financial and operating statements prepared in accordance with GAAP and in a manner satisfactory to BB&T. Client authorizes BB&T, in its discretion, to dispose of any documents, schedules, invoices, assignments or other papers delivered to BB&T in connection with this Agreement at any time after 6 months following the date on which they are delivered to BB&T. Client shall reimburse BB&T for all out of pocket expenses incurred by BB&T from time to time in connection with all audits, field examinations, and collateral examinations conducted by BB&T or its agents.

17. **Indemnity**. Client hereby agrees to indemnify and defend BB&T and to hold BB&T harmless from and against any claim, demand, loss, action, cause of action or damages (including legal fees and court costs) ever suffered or incurred by BB&T arising out of or related to this Agreement, the performance by BB&T of its duties or the exercise by it of its rights or remedies under this Agreement, or Client's failure to observe, perform or discharge any of Client's duties under this Agreement. If any taxes (excluding taxes imposed upon or measured solely by the net income of BB&T, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by BB&T on account of the execution, delivery, or performance of this Agreement, or the execution, delivery, issuance or recording of any other document (including any UCC-1 financing statement) or the creation or repayment of any Obligations, Client will pay (or will promptly reimburse BB&T for the payment of) all such taxes, including any interest and penalties thereon. If BB&T for any reason ceases to act as Client's factor, Client shall furnish BB&T with indemnity satisfactory to BB&T against any items or claims that could be charged to Client under the terms of this Agreement, and until Client has furnished such indemnity BB&T shall retain its security interest in any and all Collateral and any balance standing to Client's credit may be held by BB&T without interest until a final accounting is rendered. The foregoing indemnities shall survive any termination of this Agreement and final payment of the Obligations.

18. **No Contract Assumption**. Notwithstanding anything to the contrary contained herein, BB&T is not assuming any obligations of Client under any contract from which any Account arises and shall have no duty to perform any obligation of Client under nor any liability with respect to any contract to which Client is a party, the performance of each of which contracts shall remain the sole responsibility of Client.

19. **Term and Termination**. This Factoring and Security Agreement shall take effect on the date it is signed by BB&T, shall continue in effect for a period ending on the same day in the following year and shall automatically renew itself from year to year thereafter unless terminated by either party hereto as provided below. Client may terminate this Agreement effective on (but not prior to) the first Contract Year by giving BB&T not less than 60 days prior written notice, and Client may terminate this Agreement after the first Contract Year at any time upon 60 days prior written notice to BB&T. BB&T may terminate this Agreement at any time by giving Client not less than 60 days prior written notice; provided, however, that BB&T may terminate this Agreement forthwith and without notice upon or after the occurrence of any Event of Default, and this Agreement shall automatically terminate upon the commencement by or against Client of any petition for relief under any chapter of the federal bankruptcy laws. Any notice of termination shall be sent in accordance with paragraph 20, but shall not be deemed to have been given or received until actually presented at the noticed party's address. All of the Obligations shall become immediately due and payable upon the effective date of any termination hereof. Until final payment of the Obligations, termination of this Agreement shall not release or abrogate BB&T's security interest in any of the Collateral, and the duties, covenants and liabilities of Client and the rights and remedies of BB&T under this Agreement shall survive any such termination and shall continue to be fully operative. If, after termination of this Agreement, BB&T is or becomes legally obligated to repay to any Account Debtor or such Account Debtor's legal representatives, successors or assigns any sum of money paid by such Account Debtor to BB&T prior to such termination with respect to an Account which at any time constituted a Client Risk Account, then, notwithstanding termination of this Agreement, Client shall immediately **on demand** reimburse BB&T for the full amount of such repayment by BB&T as well as for all costs and expenses (including attorneys' fees) incurred by BB&T in connection with such repayment.

20. **Notices**. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and (except as otherwise provided in paragraph 19) shall be deemed to be have been validly served, given or delivered when delivered against receipt or 3 Business Days after deposit in the U.S. mail, certified mail with postage prepaid, or, in the case of facsimile transmission or email, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party as set forth below:

(a) If to Client: The Singing Machine Company, Inc.
6601 Lyons Road, Building A-7
Coconut Creek, FL 33073
Attention: Anton Handal
E-mail:
Phone: (954) 596-1000
Fax: (954) 596-2000

A E

(b) If to BB&T: Branch Banking and Trust Company
317 West High Street
High Point, North Carolina 27260
Attention: International Portfolio Manager
E-mail: scott.wilson@bbandt.com
Phone: (336) 888-5847
Facsimile No.: (336) 889-9917

Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice. Any written notice, request or demand that is not sent in conformity with the provisions of this paragraph shall nevertheless be effective on the date that such notice is actually received by the noticed party.

21. **Financial Reporting**. Client shall keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all of its financial transactions. Client shall cause to be prepared and furnished to BB&T as soon as available, and in any event within 90 days after the close of each fiscal year of Client, unqualified audited financial statements of Client and its Subsidiaries as of the end of such fiscal year, on a consolidated and consolidating basis, certified without material qualification by a firm of independent certified public accountants of recognized standing selected by Client but reasonably acceptable to BB&T.

22. **Sharing Information**. Client authorizes BB&T to share with Bank or any of Bank's Affiliates any information about Client, and authorizes Bank and any of Bank's Affiliates to share with BB&T any information about Client, whether or not in either case such information would otherwise be deemed confidential.

23. **Indulgences Not Waivers**. Neither the failure nor any delay on the part of BB&T to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

24. **Entire Agreement; Amendments; Riders**. This Agreement, together with any exhibits or supplements hereto and all assignment schedules executed in connection herewith, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, whether express or implied, oral or written. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, waived, canceled, terminated or amended orally or in any manner other than by an agreement in writing signed by the parties hereto. If any Rider is executed by the parties hereto with reference to this Agreement, such Rider shall be deemed

incorporated into and made a part of this Agreement, unless the terms of such Rider expressly otherwise provide.

25. <u>Applicable Law</u>. This Factoring and Security Agreement shall not become effective until accepted by BB&T in High Point, North Carolina. All acts, transactions, rights, and liabilities under this Agreement shall be governed in all respects by, and construed in accordance with, the internal laws of the State of North Carolina.

26. <u>Severability</u>. The provisions of this Agreement are independent of and separate from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or unenforceability of any other provision hereof and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

27. <u>Successors and Assigns</u>. The rights, remedies, powers and privileges of BB&T hereunder shall inure to the benefit of the successors and assigns of BB&T, and the duties and Obligations of Client hereunder shall be binding upon the successors and assigns of Client, provided that Client may not delegate its duties or assign its rights hereunder without the prior written consent of BB&T.

28. <u>Consent to Forum</u>. Client hereby consents and agrees that the state or federal courts located in High Point or Greensboro, North Carolina, shall have jurisdiction to hear and determine any claims or disputes between BB&T and Client pertaining to this Agreement or to any matter arising out of or related to this Agreement, and Client expressly submits and consents in advance to such venue and jurisdiction in any action or suit commenced in any such court, hereby waiving any objection Client may have based upon lack of personal jurisdiction, improper venue or inconvenient forum. **Notwithstanding the foregoing consent to venue and jurisdiction, BB&T shall be authorized to commence any action, suit or other proceeding in any other forum for the purpose of, whether to enforce a judgment obtained in another forum, enforce BB&T's security interest in any of the Collateral, or otherwise sue upon or recover any of the Obligations.**

29. <u>Waivers</u>. **To the fullest extent permitted by applicable law, Client hereby knowingly, intelligently and expressly waives demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment, and notice of default, release, compromise, settlement, extension, or renewal of any instruments or guaranties held by BB&T on which Client may in any way be liable; trial by jury and the right to trial by jury on any issue in any way pertaining to this Agreement or any transactions or occurrences arising hereunder or governed hereby (which right BB&T likewise waives); and notice of BB&T's acceptance of this Agreement.**

IN WITNESS WHEREOF, Client has signed, sealed and delivered this Factoring and Security Agreement on the date first written above.

ATTEST:

Carol Lau
Title: Chief Financial Officer

The Singing Machine Company, Inc
("Client")

By: ______________________
Anton Handal
Title: Chief Executive Officer

Accepted in High Point, North Carolina, this 1st the day of August, 2007.

Branch Banking and Trust Company
("BB&T")

By: ______________________
Scott Wilson
Title: Assistant Vice President